Exhibit 99.1

Supplemental Financial Report for the

Quarter Ended September 30, 2023

©2023 Greystone & Co. II LLC. All rights reserved. References to the term “Greystone,” refer to Greystone & Co. II LLC and/or its affiliated companies, as applicable.

Supplemental Financial Report for the Quarter Ended September 30, 2023

Partnership Financial Information

TABLE OF CONTENTS

Letter from the CEO	3
Quarterly Fact Sheet	5
Financial Performance Information	6
Appendices	18
Important Disclosure Notices	22
Other Partnership Information	24

© 2023 Greystone & Co. II LLC	2

Supplemental Financial Report for the Quarter Ended September 30, 2023

Letter from the CEO

I am pleased to report Greystone Housing Impact Investors LP’s operating results for the third quarter of 2023. We reported the following financial results as of and for the three months ended September 30, 2023:

•
Total revenues of $26.5 million
•
Net income of $0.39 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.25 per BUC
•
Total assets of $1.55 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.1 billion

We reported the following notable transactions during the third quarter of 2023:

•
Advanced funds on MRB and taxable MRB investments totaling $11.7 million.
•
Advanced funds on GIL and property loan investments totaling $34.5 million.
•
Advanced funds to joint venture equity investments totaling $10.2 million, which includes funds advanced to The Jessam at Hays Farm, our first investment with a new multifamily developer partner.
•
Freddie Mac executed forward purchases of three GIL investments during the quarter. The Partnership’s GIL and property loan investments totaling $109.4 million associated with construction financing were settled in full at par plus accrued interest.
•
Received TOB trust financing proceeds totaling $41.5 million as leverage on various investment fundings.

We continue to strategically invest in the affordable multifamily MRB and GIL asset classes where we believe we can earn attractive leveraged returns. We also continue to see consistent operating results from the properties underlying our affordable multifamily MRBs and GILs, with all such investments being current on contractual principal and interest payments as of September 30, 2023.

Other highlights of our investment portfolio include the following:

•
We continue to execute on our hedging strategy, primarily through the use of interest rate swaps, to reduce the impact of volatile market interest rates. We received net swap payments of approximately $1.7 million and $3.8 million during the three and nine months ended September 30, 2023, respectively.

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Supplemental Financial Report for the Quarter Ended September 30, 2023

•
Two joint venture equity investment properties were at least 90% occupied as of September 30, 2023 and two other properties have begun leasing activities. Seven of the Partnership’s joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date. One stabilized property has been listed for sale by the managing member.
•
We directly own the Suites on Paseo MF Property near San Diego State University. The property continues to meet all direct obligations with cash flows from operations and was 100% occupied as of September 30, 2023. We negotiated a master lease with San Diego State University for 140 beds for the 2023-2024 academic year.

In November 2023, we completed a new secured financing transaction (the “TEBS Residual Financing”) secured by our residual interests in three Freddie Mac Tax Exempt Bond Securitization financings (“TEBS Financings”). The transaction involved the sale of the TEBS Financings residual interests to a governmental entity, which then issued and sold $61.5 million of senior Affordable Housing Multifamily Certificates to unaffiliated investors. We retained $20.5 million of residual Affordable Housing Multifamily Certificates as part of the transaction. We received net proceeds of approximately $60.4 million after payment of transaction-related costs. The $61.5 million of senior Affordable Housing Multifamily Certificates represent secured financing of the Partnership for financial reporting purposes. The senior Affordable Housing Multifamily Certificate holders are entitled to interest at a fixed rate of 7.125% per annum as well as certain principal payments from the assets within the TEBS Residual Financing. The TEBS Residual Financing has a maximum term ending in July 2034. The Partnership used $57.9 million of the net proceeds to pay down existing variable-rate corporate debt with a higher interest rate and a shorter maturity.

The closing of the TEBS Residual Financing provides many benefits to the Partnership. This new debt financing provides non-recourse, non-mark-to-market financing that generates effective interest cost savings of approximately 3.9% per annum compared to our prior variable-rate corporate debt which was secured by the same collateral. We have also successfully extended the term of the financing by approximately nine years.

We have noticed traditional bank lenders are offering less credit or imposing more restrictive terms on borrowers, creating new opportunities for us to pursue beyond our traditional pipeline. We will continue to strategically work with strong sponsors on new investment opportunities where traditional sources of capital may not currently be available. We will also continue to seek to develop new relationships, particularly with those sponsors that are existing clients of Greystone and its affiliates.

Thank you for your continued support of Greystone Housing Impact Investors LP!

Kenneth C. Rogozinski

Chief Executive Officer

© 2023 Greystone & Co. II LLC	4

Supplemental Financial Report for the Quarter Ended September 30, 2023

Third Quarter 2023 Fact Sheet

PARTNERSHIP DETAILS

Greystone Housing Impact Investors LP was formed for the primary purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties. We also invest in GILs, which are similar to MRBs, to provide construction financing for affordable multifamily properties. We expect and believe the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes. In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We also own interests in multifamily properties (“MF Properties”) until the “highest and best use” can be determined. We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of September 30, 2023)

Symbol (NYSE)		GHI
Most Recent Quarterly Distribution per BUC (1)		$0.44

BUC Price		$15.45
Year to Date Annualized Yield (2)		10.8%

BUCs Outstanding		22,734,375
Market Capitalization		$$351,246,094
52-week BUC price range	$15.07 to $19.28

Partnership Financial Information for Q3 2023 ($’s in 000’s, except per BUC amounts)
	9/30/2023	12/31/2022

Total Assets	$1,546,331	$1,567,130
Leverage Ratio (3)	72%	73%

	Q3 2023	YTD 2023

Total Revenue	$26,474	$79,716
Net Income	$9,729	$47,808
Cash Available for Distribution (“CAD”) (4)	$5,602	$37,953
Cash Distributions declared, per BUC (1)	$0.368	$1.102
BUCs Distributions declared, per BUC (1)	$0.070	$0.139

(1)
The distribution was paid on October 31, 2023 for BUC holders of record as of September 29, 2023. The distribution is payable to BUC holders of record as of the last business day of the quarter end and GHI trades ex-dividend one day prior to the record date, with a payable date of the last business day of the subsequent month. The distribution includes the regular quarterly cash distribution of $0.37 per outstanding BUC and a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC. The supplemental BUCs Distribution was paid at a ratio of 0.00418 BUCs for each issued and outstanding BUC as of the record date. The amounts above have been retroactively adjusted to reflect the BUCs distribution as of the beginning of the periods presented.
(2)
The annualized yield calculation is based on year-to-date distributions declared of $1.25 per BUC.
(3)
Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, Governmental Issuer Loans, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets.
(4)
Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure. See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures. A reconciliation of our GAAP net income (loss) to CAD is provided on page 20 of this report.

© 2023 Greystone & Co. II LLC	5

Supplemental Financial Report for the Quarter Ended September 30, 2023

Operating Results Summary

(Dollar amounts in thousands, except per BUC information)

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Total revenues	$22,604	$22,030	$24,938	$28,304	$26,474
Total expenses	(14,750)	(19,002)	(23,506)	(14,344)	(16,771)
Gain on sale of investments in unconsolidated entities	10,581	141	15,367	7,326	32
Income tax (expense) benefit	82	6	(7)	1	(6)
Net income	$18,517	$3,175	$16,792	$21,287	$9,729

Per BUC operating metrics(1):
Net income	$0.79	$0.09	$0.60	$0.85	$0.39
Cash available for distribution	$0.53	$0.15	$0.81	$0.62	$0.25

Per BUC distribution information(1):
Cash distributions declared	$0.37	$0.47	$0.37	$0.37	$0.37
BUC distributions declared	0.20	0.20	-	0.07	0.07
Total distributions declared	$0.57	$0.67	$0.37	$0.44	$0.44

Weighted average BUCs outstanding	22,247,781	22,501,386	22,538,928	22,639,852	22,734,412
BUCs outstanding, end of period	22,247,781	22,539,029	22,538,878	22,639,852	22,734,375
(1)
Per BUC metrics are presented as initially reported and have not been retrospectively adjusted for subsequent distributions payable in the form of additional BUCs.

© 2023 Greystone & Co. II LLC	6

Supplemental Financial Report for the Quarter Ended September 30, 2023

Asset Profile

(Dollar amounts in thousands)

© 2023 Greystone & Co. II LLC	7

Supplemental Financial Report for the Quarter Ended September 30, 2023

Mortgage Investments to Total Assets Profile

(Dollar amounts in thousands)

$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
76%
78%
80%
79%
79%
9/30/2022
12/31/2022
3/31/2023
6/30/2023
9/30/2023
Mortgage Investment Assets
Non-Mortgage Investment Assets

Note: Mortgage Investments include the Partnership’s Mortgage Revenue Bonds, Governmental Issuer Loans, Taxable Mortgage Revenue

Bonds, Taxable Governmental Issuer Loans, and Property Loans that share a first mortgage lien with the Governmental Issuer Loans.

© 2023 Greystone & Co. II LLC	8

Supplemental Financial Report for the Quarter Ended September 30, 2023

Debt and Equity Profile

(Dollar amounts in thousands)

© 2023 Greystone & Co. II LLC	9

Supplemental Financial Report for the Quarter Ended September 30, 2023

Debt Financing

(Dollar amounts in thousands)

(1)
The variable-rate debt financing is hedged through our interest rate swap agreements. Though the variable rate indices may differ, these interest rate swaps have effectively synthetically fixed the interest rate of the related debt financing.
(2)
The securitized assets and related debt financings each have variable interest rates, though the variable rate indices may differ. As such, the Partnership is largely hedged against rising interest rates.

© 2023 Greystone & Co. II LLC	10

Supplemental Financial Report for the Quarter Ended September 30, 2023

Debt Investments Activity

(Dollar amounts in thousands)

Quarterly Activity	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Investment Purchases	$69,485	$163,546	$90,747	$88,552	$46,525
Sales and Redemptions	(40,109)	(7,779)	(31,622)	(65,511)	(126,121)
Net Investment Activity	29,376	155,767	59,125	23,041	(79,596)
Net Debt Proceeds	(21,832)	(120,394)	(35,595)	(16,330)	68,749
Net Capital Deployed	$7,544	$35,373	$23,530	$6,711	$(10,847)

© 2023 Greystone & Co. II LLC	11

Supplemental Financial Report for the Quarter Ended September 30, 2023

JV Equity Investments Activity

(Dollar amounts in thousands)

Quarterly Activity	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
JV Equity Contributions	$2,524	$10,912	$5,698	$3,744	$10,194
Return of JV Equity Contributions	(7,606)	(95)	(12,283)	(9,024)	-
Net JV Equity Activity	$(5,082)	$10,817	$(6,585)	$(5,280)	$10,194

© 2023 Greystone & Co. II LLC	12

Supplemental Financial Report for the Quarter Ended September 30, 2023

Net Book Value Waterfall

Note: Per unit data derived from weighted average BUCs outstanding during the period, except for the Net Book Values, which are based on shares outstanding on the stated date. Numbers may not sum due to rounding.

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Supplemental Financial Report for the Quarter Ended September 30, 2023

Interest Rate Sensitivity Analysis

The interest rate sensitivity table below represents the change in interest income from investments, net of interest on debt and settlement payments for interest rate derivatives over the next twelve months, assuming an immediate parallel shift in the SOFR yield curve and the resulting implied forward rates are realized as a component of this shift in the curve and assuming management does not adjust its strategy in response. The amounts in the table below do not consider any potential derivative fair value adjustments in determining the net interest income impact.

Description	- 25 basis points	+ 50 basis points	+ 100 basis points	+ 150 basis points	+ 200 basis points
TOB Debt Financings	$1,223,811	$(2,447,621)	$(4,895,243)	$(7,342,864)	$(9,790,485)
TEBS Debt Financings	96,944	(193,887)	(387,774)	(581,661)	(775,548)
Other Investment Financings	(536,889)	1,073,779	2,147,557	3,221,336	4,295,115
Variable Rate Investments	(566,796)	1,133,592	2,267,183	3,400,775	4,534,366
Net Interest Income Impact	$217,070	$(434,137)	$(868,277)	$(1,302,414)	$(1,736,552)

Per BUC Impact (1)	$0.010	$(0.019)	$(0.038)	$(0.057)	$(0.076)

(1)
The net interest income impact per BUC calculated based on 22,734,375 BUCs outstanding as of September 30, 2023.

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Supplemental Financial Report for the Quarter Ended September 30, 2023

Total Revenue & Gain on Sale Trends

(Dollar amounts in thousands)

$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Total Revenue
Total Assets
9/30/2022
12/31/2022
3/31/2023
6/30/2023
9/30/2023
For Three Months Ended
Investment income
Property revenues
Other interest income
Other income
Gain on sale of investments in unconsolidated entities
Total Assets

© 2023 Greystone & Co. II LLC	15

Supplemental Financial Report for the Quarter Ended September 30, 2023

Operating Expense Trends

(Dollar amounts in thousands)

(1)
Interest expense includes fair value adjustments to the Partnership's interest rate derivative instruments that are non-cash income (expense) in the period reported.

Since July 1, 2021, the sum of “Salaries and benefits” and “General and administrative” expenses as a percentage of Total Assets has averaged approximately 0.29% per quarter.

© 2023 Greystone & Co. II LLC	16

Supplemental Financial Report for the Quarter Ended September 30, 2023

Tax Income Information Related to Beneficial Unit Certificates

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2020 to 2022. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances. Such amounts are for all BUC holders in the aggregate during the year. Income is allocated to individual investors monthly and amounts allocated to individual investors may differ from these percentages due to, including, but not limited to, BUC purchases and sales activity and the timing of significant transactions during the year.

	2022	2021	2020
Tax-exempt income	25%	32%	215%
Taxable income (loss)	75%	68%	-115%	(1)
	100%	100%	100%
(1)
The taxable loss in 2020 is due primarily to net rental real estate losses that exceeded gains on sale for tax purposes during the year related to the Partnership’s investment in unconsolidated entities.

Unrelated Business Taxable Income

In recent years, the Partnership has generated little to no Unrelated Business Taxable Income (“UBTI”) for BUC unitholders. For tax years 2020 to 2022, the Partnership generated a net loss from activities considered to be UBTI as reported on investor Schedule K-1s. The rules around UBTI are complex, so please consult your tax advisor.

© 2023 Greystone & Co. II LLC	17

Supplemental Financial Report for the Quarter Ended September 30, 2023

Appendices

© 2023 Greystone & Co. II LLC	18

Supplemental Financial Report for the Quarter Ended September 30, 2023

Operating Results Detail

(Dollar amounts in thousands, except per BUC information)

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Revenues:
Investment income	$16,564	$16,550	$19,303	$22,416	$20,537
Property revenues	1,914	2,070	1,226	1,108	1,199
Other interest income	4,127	3,410	4,410	4,646	4,621
Other income	-	-	-	133	117
Total revenues	22,605	22,030	24,939	28,303	26,474

Expenses:
Real estate operating (exclusive of items shown below)	1,521	1,174	602	615	874
Provision for credit losses	-	-	(545)	(774)	(562)
Depreciation and amortization	688	661	405	405	413
Interest expense	8,036	11,714	17,971	8,988	10,717
General and administrative	4,505	5,452	5,073	5,109	5,328
Total expenses	14,750	19,001	23,506	14,343	16,770

Other Income:
Gain on sale of investments in unconsolidated entities	10,581	141	15,367	7,326	32
Income before income taxes	18,436	3,170	16,800	21,286	9,736
Income tax expense (benefit)	(82)	(6)	7	(1)	6
Net income	18,518	3,176	16,793	21,287	9,730
Redeemable preferred unit distributions and accretion	(716)	(716)	(747)	(799)	(700)
Net income available to partners	$17,802	$2,460	$16,046	$20,488	$9,030

Net income available to partners allocated to:
General partner	$142	$360	$2,479	$1,010	$25
Limited partners - BUCs	17,553	2,063	13,491	19,324	8,922
Limited partners - Restricted units	105	36	75	154	82
Net income available to partners	$17,800	$2,459	$16,045	$20,488	$9,029

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Supplemental Financial Report for the Quarter Ended September 30, 2023

Cash Available for Distribution (1)

(Dollar amounts in thousands, except per BUC information)

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Net income	$18,517	$3,175	$16,791	$21,287	$9,729
Change in fair value of derivative instruments	(2,872)	(660)	3,436	(6,020)	(4,237)
Depreciation and amortization expense	688	661	405	405	413
Provision for credit losses	-	-	(545)	(774)	(562)
Realized impairment of securities	(5,712)	-	-	-	-
Realized provision for loan loss	(593)	-	-	-	-
Amortization of deferred financing costs	982	611	1,006	393	353
Restricted unit compensation expense	580	612	350	587	603
Deferred income taxes	(43)	4	(1)	(1)	(1)
Redeemable Preferred Unit distributions and accretion	(716)	(716)	(747)	(799)	(700)
Tier 2 Income allocable to the General Partner	(70)	(337)	(2,415)	(878)	65
Recovery of prior credit loss	(17)	(17)	(17)	(17)	(17)
Bond premium, discount and amortization, net of cash received	957	(51)	(47)	(47)	(45)
Total Cash Available for Distribution	$11,701	$3,282	$18,216	$14,136	$5,601

Weighted average number of BUCs outstanding, basic	22,247,781	22,501,386	22,538,928	22,639,852	22,734,412
Net income per BUC, basic	$0.79	$0.09	$0.60	$0.85	$0.39
Total CAD per BUC, basic	$0.53	$0.15	$0.81	$0.62	$0.25
Cash Distributions declared, per BUC	$0.37	$0.47	$0.37	$0.37	$0.37
BUCs Distributions declared, per BUC (2)	$0.20	$0.20	$-	$0.07	$0.07

		Trailing five quarter totals:
		Net income per BUC, basic			$2.73
		Total CAD per BUC, basic			$2.35
		Cash Distributions declared, per BUC			$1.94
		BUCs Distributions declared, per BUC			$0.54

(1)
See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures. Per BUC metrics are presented as initially reported and have not been retrospectively adjusted for future distributions payable in the form of additional BUCs.
(2)
See the Important Disclosure Notices in the Appendices for information regarding the BUCs distributions declared.

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Supplemental Financial Report for the Quarter Ended September 30, 2023

Balance Sheet Summary

(Dollar amounts in thousands, except per BUC information)

	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Assets:
Cash	$103,204	$51,188	$52,105	$59,246	$58,918
Restricted cash	45,850	41,449	36,213	45,765	47,908
Interest receivable	9,402	11,628	14,615	10,315	8,712
Mortgage revenue bonds, at fair value	695,070	799,409	867,384	905,964	859,046
Governmental issuer loans, net	281,275	300,230	315,528	302,173	254,378
Property loans, net	123,867	175,110	162,781	142,903	115,432
Investments in unconsolidated entities	103,103	115,791	111,135	106,296	118,525
Real estate assets, net	58,599	36,550	35,673	35,563	35,272
Other assets	29,717	35,775	37,236	48,458	48,140
Total assets	$1,450,087	$1,567,130	$1,632,670	$1,656,683	$1,546,331

Liabilities
Accounts payable, accrued expenses and other liabilities	$16,366	$21,734	$23,408	$22,468	$23,622
Distribution payable	8,313	10,900	10,835	9,322	8,481
Secured lines of credit	30,942	55,500	6,500	12,500	16,500
Debt financing, net	962,615	1,058,903	1,143,735	1,154,030	1,081,410
Mortgages payable and other secured financing, net	26,231	1,690	1,690	1,690	26,513
Total liabilities	1,044,467	1,148,727	1,186,168	1,200,010	1,156,526

Redeemable preferred units	94,453	94,447	102,430	112,421	92,428
Partners' capital	311,167	323,956	344,072	344,252	297,377
Total liabilities and partners' capital	$1,450,087	$1,567,130	$1,632,670	$1,656,683	$1,546,331

Net book value per BUC	$13.88	$14.31	$15.12	$15.06	$12.97

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Supplemental Financial Report for the Quarter Ended September 30, 2023

Important Disclosure Notices

Forward-Looking Statements

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2022 Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. These forward-looking statements are subject to various risks and uncertainties and Greystone Housing Impact Investors LP (the “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the Greystone Housing Impact Investors LP’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 23, 2023.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

Other Information

On September 14, 2022, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “Third Quarter 2022 BUCs Distribution”). The Third Quarter 2022 BUCs Distribution was paid at a ratio of 0.01044 BUCs for each issued and outstanding BUC as of the record date of September 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the Nasdaq Stock Market LLC on September 13, 2022. The Third Quarter 2022 BUCs Distribution was completed on October 31, 2022.

© 2023 Greystone & Co. II LLC	22

Supplemental Financial Report for the Quarter Ended September 30, 2023

On December 19, 2022, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.20 per BUC (the “Fourth Quarter 2022 BUCs Distribution”). The Fourth Quarter 2022 BUCs Distribution was paid at a ratio of 0.0105 BUCs for each issued and outstanding BUC as of the record date of December 30, 2022, which represents an amount per BUC based on the closing price of the BUCs on the New York Stock Exchange ("NYSE") on December 16, 2022. The Fourth Quarter 2022 BUCs Distribution was completed on January 31, 2023.

On June 14, 2023, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC (the “Second Quarter 2023 BUCs Distribution”). The Second Quarter 2023 BUCs Distribution was paid at a ratio of 0.00448 BUCs for each issued and outstanding BUC as of the record date of June 30, 2023, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on June 13, 2023. The Second Quarter 2023 BUCs Distribution was completed on July 31, 2023.

On September 13, 2023, the Partnership declared a supplemental distribution payable in the form of additional BUCs equal to $0.07 per BUC (the “Third Quarter 2023 BUCs Distribution”, collectively with the Third Quarter 2022 BUCs Distribution, the Fourth Quarter 2022 BUCs Distribution, and the Second Quarter 2023 BUCs Distribution, the “BUCs Distributions”). The Third Quarter 2023 BUCs Distribution was paid at a ratio of 0.00418 BUCs for each issued and outstanding BUC as of the record date of September 29, 2023, which represents an amount per BUC based on the closing price of the BUCs on the NYSE on September 12, 2023. The Third Quarter 2023 BUCs Distribution was completed on October 31, 2023.

There were no fractional BUCs issued in connection with the BUCs Distributions. All fractional BUCs resulting from the BUCs Distributions received cash for such fraction based on the market value of the BUCs on the record date.

Unless noted otherwise herein, the BUCs Distributions have been applied retroactively to all net income per BUC, distributions per BUC and similar per BUC disclosures for all periods indicated in this supplemental financial report.

© 2023 Greystone & Co. II LLC	23

Supplemental Financial Report for the Quarter Ended September 30, 2023

Other Partnership Information

Corporate Office:		Transfer Agent:
14301 FNB Parkway		American Stock Transfer & Trust Company
Suite 211		59 Maiden Lane
Omaha, NE 68154		Plaza Level
Phone:	402-952-1235	New York, NY 10038
Investor & K-1 Services:	855-428-2951	Phone: 718-921-8124
Web Site:	www.ghiinvestors.com	888-991-9902
K-1 Services Email:	ghiK1s@greyco.com
Ticker Symbol (NYSE):	GHI

Corporate Counsel:		Independent Accountants:
Barnes & Thornburg LLP		PwC
11 S. Meridian Street		1 North Wacker Drive
Indianapolis, IN 46204		Chicago, Illinois 60606

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of Greystone Housing Impact Investors LP)

Stephen Rosenberg	Chairman of the Board
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager
Robert K. Jacobsen	Manager

Corporate Officers:
Kenneth C. Rogozinski	Chief Executive Officer
Jesse A. Coury	Chief Financial Officer

© 2023 Greystone & Co. II LLC	24